  Exhibit 99.1

August 26, 2020

Dear Summit Healthcare REIT, Inc. Shareholder:

It is our pleasure to provide you with an update on Summit Healthcare REIT, Inc. (“we” or the “REIT” or “Summit”). If you are receiving this letter by regular mail, enclosed is a statement of your account as of June 30, 2020. If you have elected to receive correspondence from us by email, your statement is available on the investor web portal on our website - www.summithealthcarereit.com.

CORONAVIRUS (COVID-19) UPDATE

As the world endures additional months of a global pandemic, measures have been imposed intended to control the spread of COVID-19 including travel bans or restrictions, border closings, business closures, quarantines and stay at home or shelter-in-place orders. Summit greatly values the health and well-being of our employees, our operators’ employees, and the residents at our facilities. We continue to follow federal and state government guidelines with respect to our business.

Throughout this pandemic, we continue to work closely with our operators who believe that they have implemented the policies and protocols regarding COVID-19 to mitigate potential exposure to their staff and residents. Many of our operators have received government relief under the CARES Act, including funding from the Payroll Protection Program (PPP), as well as increased Medicaid reimbursements and Medicare-related stimulus grants. However, it is impossible to predict the effect and ultimate impact of the COVID-19 pandemic on our operations and results as the situation is rapidly evolving.  We are currently working with one tenant to address a partial rent payment default as a result of a material decrease in occupancy at the facility due to COVID-19. Additionally, some of our Equity-Method Investment tenants have also experienced decreased occupancy and increased operating costs related to COVID-19; however, to date, these tenants have not had a material effect on our condensed consolidated financial statements but there can be no assurance that they will not materially impact our operations. The rapid development and fluidity of this situation precludes any prediction as to the ultimate impact on the demand for senior housing and skilled nursing and presents material uncertainty and risk with respect to our business, operations, financial condition and liquidity.

As mentioned in our last update, Summit’s employees have been working remotely since mid-March and will continue to do so for the time being.

Please review our Form 10-Q for the period ending June 30, 2020 filed with the SEC on August 13, 2020 for additional information regarding the risks associated with this pandemic. We will continue to monitor the impact on our business as well as proactively work with our tenants and partners through this unprecedented time.

ANNUAL STOCKHOLDERS MEETING

Since the safety of our investors and employees is our top priority, we have decided to delay our Annual Meeting of Stockholders due to COVID-19. Summit has scheduled the 2020 Annual Meeting of Stockholders for later this year on November 10, 2020 at 10:00am PST. The annual meeting will be held at our corporate offices located at 2 South Pointe Drive, Suite #100, Lake Forest, CA 92630. Any additional changes will be announced in a Form 8-K filing with the SEC or in the Proxy Statement that will be mailed to you.

10-Q FILING

Summit filed its Quarterly Report on Form 10-Q for the period ending June 30, 2020 with the Securities and Exchange Commission on August 13, 2020. You can access the report on our website, www.summithealthcarereit.com, under the Investors tab, SEC filings.

CASH FLOW FROM OPERATIONS AND FUNDS FROM OPERATIONS (“FFO”)

Net cash provided by operating activities was $910,000 for the six months ended June 30, 2020 compared to ($189,000) for the six months ended June 30, 2019. FFO per share was $0.07 for the six months ended June 30, 2020 compared to $0.03 for the same period last year. FFO is a non-GAAP supplemental financial measure that is widely recognized as a measure of REIT operating performance. We compute FFO in accordance with the definition outlined by the National Association of Real Estate Investment Trusts. For further discussion on cash flows and FFO, please refer to the Form 10-Q for the period ending June 30, 2020.

KENT EIKANAS On panel addressing current/developing opportunities in Healthcare sector

On July 30, 2020, our Chief Executive Officer, Kent Eikanas joined a panel of thought leaders, top executives, and healthcare professionals to address current and developing opportunities in the healthcare subsector as one of the speakers at the quarterly Healthcare Dealmakers Webinar hosted by Polsinelli.

LITIGATION UPDATE

As we have previously reported, the judge signed and entered the order on March 14, 2019 granting us terminating sanctions which dismissed the complaint against us by Cornerstone Realty Advisors (“CRA”) and Cornerstone Ventures Inc. (“CVI”) with prejudice and awarded Summit monetary sanctions in the amount of $588,671 due to the plaintiffs’ discovery abuse. On May 21, 2019, CRA and CVI filed a notice of appeal from the Judgment. Summit subsequently filed a notice of cross-appeal from the Judgment on June 3, 2019. On July 9, 2019, the California Court of Appeal, Fourth District dismissed CRA and CVI’s appeal with prejudice. The briefing to the Court of Appeal, Fourth District on the Company’s appeals against CRA, Cornerstone Ventures, Inc and Winget Spadafora & Schwartzberg was completed on April 27, 2020, and on April 28, 2020, the Company filed its request for oral argument on its appeals. The Court of Appeal has scheduled oral argument on our appeal for September 22, 2020. We will continue to vigorously pursue the sanctions awarded us and will keep you updated.

PROPERTY PROFILE

Due to the repetition of frequently asked questions over the past couple years, this quarter we decided to replace our “FAQ” section with a spotlight profile on one of our portfolio facilities:

Friendship Haven

FRIENDSHIP HAVEN

On September 14, 2012, we acquired, through a wholly owned subsidiary, a skilled nursing facility in Friendswood, Texas currently known as Friendship Haven Healthcare and Rehabilitation Center for $15 million. The 59,164 square foot facility has 75 units (137 operating beds) and was built in 1997, with some common area, hallway and room renovations completed in 2018. Since 2018, the facility is leased to an affiliate of HealthMark Group (“HMG”) pursuant to a restated ten-year term lease on a triple-net basis. The principals and executive team of HMG have over 175 years of combined experience in the skilled nursing industry. The lease rate at the facility (calculated as the first-year restated lease rate as a percentage of the purchase price) is approximately 8.75%.

Please review all our filings with the SEC for more information. If you have any questions, please contact your financial advisor, our investor services and transfer agent team at Computershare at (888) 522-1771, or our Senior Vice President, Chris Kavanagh at (949) 535-1988. As always, thank you for your continued confidence and support. Stay healthy and be well.

Elizabeth A. Pagliarini

Chief Operating Officer & Chief Financial Officer

This letter contains forward-looking statements relating to the business and financial outlook of Summit Healthcare REIT, Inc. that are based on our current expectations, estimates, forecasts and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of the Summit Healthcare REIT, Inc.’s annual report on Form 10-K for the year ended December 31, 2019, and. quarterly reports for the periods ended March 31, 2020 and June 30, 2020, Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.